EXHIBIT 10.183

                          AMENDMENT NO.1 TO
                  LIMITED LIABILITY COMPANY AGREEMENT

     Amendment No. 1 dated as of February 7, 1997 ("Amendment No. 1") to the Limited Liability Company Agreement made and entered into on October 28, 1996 (the "Agreement") by and between Conoco Development Company (sometimes referred to as "Conoco") and RB Deepwater Exploration Inc. (sometimes referred to as "Reading & Bates").

     For and in consideration of the mutual covenants, rights, and obligations contained herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to amend the Agreement, effective as of the first date shown above, as follows:

     A.    Definitions.   Unless  otherwise defined  in  this  Amendment,
capitalized terms shall have the respective meanings ascribed to them in the Agreement.

     B. Amendments to the Agreement. The Agreement is amended as follows:

     1. Section 3.2 of the Agreement is amended in its entirety to read:

               "3.2 Purposes. The purposes of the Company are (a) to cause the Drillship to be built and equipped, as described in Exhibit "A", to take delivery of the Drillship from the Builder, to operate the Drillship and perform the Drilling Contract and other drilling and related contracts obtained by the Company for the Drillship, and to carry out any and all modifications to the Drillship deemed necessary or appropriate by the Members Committee (including modifications to the Drillship which might change the overall use of same from a mobile offshore drilling unit to a floating production, storage and offloading vessel),
               (b) to obtain the necessary permanent and construction financing [it being understood and agreed that with respect to the construction financing Conoco or an Affiliate of Conoco shall provide the necessary cost overrun guaranties in a form acceptable to Conoco or its Affiliate and the Company (such construction financing meeting such other conditions as Conoco or its Affiliate and the Company may require) to support such financing for the Company from third parties (without any obligation of Reading & Bates to provide any such guaranties) to enable the Company to acquire the Drillship (including entering into the Purchase Note)], and to enter into from time to time such other financing arrangements as may be necessary, appropriate, or advisable to enable the Company to accomplish its purposes and to mortgage, pledge, assign, grant a security interest in, or otherwise encumber the Drillship, its earnings and insurances, and any or all of the other Company assets to secure the Purchase Note and such other financing arrangements, (c) to contract for a second shipshape self-propelled offshore drilling vessel, substantially the same as the Drillship, (the "Second Drillship") to be built by the Builder, and if the necessary approvals are obtained, to notify the Builder on or before April 30, 1997, all as specified in the construction contract between the Builder and the Company for the Second Drillship, and proceed to complete construction and take delivery of the Second Drillship, to obtain the necessary construction and permanent financing (on terms and conditions satisfactory to the Members) to enable the Company to take delivery of the Second Drillship, to operate the Second Drillship and perform drilling and related contracts obtained by the Company for the Second Drillship, and to carry out any and all modifications to the Second Drillship to the Second Drillship deemed necessary by the Members Committee
               (including modifications to the Drillship which might change the overall use of same from a mobile offshore drilling unit to a floating production, storage and offloading vessel), (d) to sell, assign, lease, exchange, or otherwise Dispose of, or refinance or additionally finance, all or substantially all of the Company's interest in one or more or all of its assets, (e) to maximize the profits of the Company, and (f) to engage in all activities and to enter into, exercise the rights and enjoy the benefits under, and discharge the obligations of the Company pursuant to, all contracts, agreements, and documents that may be necessary, appropriate, or advisable to enable the Company to accomplish the purposes set forth in clauses (a), (b), (c), (d) and (e) of this sentence, and (g) any other lawful business purpose or activity that may be legally exercised by a limited liability company under the Act, as the Members may agree."

     2. Section 5.1 of the Agreement is amended to add at the end thereof the following additional paragraph:

               "With respect to the Second Drillship each Member agrees to loan to the Company, subject to the prior approval of Conoco Inc., the sum of $7,225,090 in order to enable the
               Company: (x) to execute the shipbuilding contract with the Builder for the Second Drillship, such shipbuilding contract to be substantially in the form of the Shipbuilding Contract with such changes therefrom as shall be approved by the Members Committee, and (y) to pay the first installment to the Builder due thereunder; such loan to be secured by a promissory note executed by the Company substantially in the form attached as Exhibit 1A to Amendment No. 1."

     3. Section 5.2 is amended by adding to the end thereof the following additional paragraph:

               "Each of the Members agrees, to the extent required by the construction lender(s) of the Company with respect to the Second Drillship, it will provide or cause to be provided by its Affiliate a cost overrun guaranty (or other similar type guaranty) in favor of such interim construction lender(s), in a form acceptable to the Members, pursuant to which the respective guarantor for each Member would guarantee that Member's respective Sharing Ratio percentage, so the Company will be able to fund that amount of any cost overruns incurred by Company under the shipbuilding contract to be entered into between the Company and Builder with respect to the Second Drillship, in order for the Company to take delivery of the Second Drillship under such shipbuilding contract. Accordingly, the Members also agree, within three business days after demand by any such interim construction lenders, to contribute to the Company in cash, their respective Member's Sharing Ratio of any and all such additional monies necessary in order to enable Company to take delivery of the Second Drillship under such shipbuilding contract (including owner furnished equipment) in compliance with the terms of any such cost overrun guaranties.

     4. Section 5.3 is amended by deleting the phrase "the Drillship" in the third and fourth lines and substituting therefor the phrase "each of the Drillship and the Second Drillship".

     C. Full Force and Effect. Except as otherwise amended above, the Agreement shall remain in full force and effect.

     D. Further Assurances. Reading & Bates and Conoco agree to duly execute and deliver all other documents and take such other action as may be reasonably necessary and proper to effect the intention of the parties in connection with this Amendment No. 1 and the transactions contemplated thereby.


     EXECUTED on this 7th day of February, 1997.

                                  MEMBERS

                         CONOCO DEVELOPMENT COMPANY


                    By:_________________________

                    Its:________________________


                         RB DEEPWATER EXPLORATION INC.


                    By:_________________________

                    Its:________________________


STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )

     BEFORE   me,                   ,  a  Notary  Public,  on  this   day
personally            appeared                                          ,
, of Conoco Development Company, a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 7th day of February, 1997 in Houston, Texas.


My commission expires:   _______________________
                              Notary Public


STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )

     BEFORE   me,                   ,  a  Notary  Public,  on  this   day
personally            appeared                                          ,
, of RB Deepwater Exploration Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 7th day of February, 1997 in Houston, Texas.

My commission expires:   ______________________
                             Notary Public